UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2011

REPLIGEN CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Transfer Agreement

On October 27, 2011, Repligen Corporation (the “Company” or “Repligen”) and Repligen Sweden AB, a company organized under the laws of Sweden and a wholly-owned subsidiary of the Company (the “Buyer”), entered into an Asset Transfer Agreement (the “Asset Transfer Agreement”) with Novozymes Biopharma DK A/S, a company organized under the laws of Denmark (“Novozymes Denmark”), and Novozymes Biopharma Sweden AB, a company organized under the laws of Sweden and a wholly-owned subsidiary of Novozymes Denmark (“Novozymes Sweden” and, together with Novozymes Denmark, “Novozymes”), to acquire Novozymes’ business headquartered at Novozymes Sweden’s facility in Lund, Sweden and all related operations, including the manufacture and supply of cell culture ingredients and Protein A affinity ligands for use in industrial cell culture, stem and therapeutic cell culture and biopharmaceutical manufacturing, and the provision of contract manufacturing services for ALK Abello A/S (the “Business”). Pursuant to the Asset Transfer Agreement, the Buyer will (a) purchase all of the assets related to the Business and assume certain specified liabilities related to the Business from Novozymes Sweden and (b) purchase contract rights and licenses used in the Business and other specified assets from Novozymes Denmark (collectively, the “Transferred Business” and the acquisition of the Transferred Business, the “Transaction”).

On the date of the consummation of the Transaction (the “Closing Date”), the Company will pay a purchase price of 17.0 million Euros (~$22.7 million) to Novozymes. The Asset Transfer Agreement includes future contingent payments by the Buyer to Novozymes Sweden consisting of:

•	an earn-out payment of 1.0 million Euros (~$1.3 million) if the Transferred Business achieves sales of a minimum quantity of a Novozymes product between January 1, 2012 and December 31, 2012;

•

two milestone payments of 1.0 million Euros (~$1.3 million) each if sales of certain Novozymes products achieve agreed levels for the combined calendar years 2012 and 2013 and for calendar year 2014, respectively; and

•	technology transfer payments totaling 1.0 million Euros (~$1.3 million) following the successful transfer of certain Novozymes manufacturing technology.

The Asset Transfer Agreement provides that, following the consummation of the Transaction, Novozymes will indemnify the Company and Buyer for breaches of Novozymes’ warranties and covenants and agreements as well as certain other specified matters, subject to certain limitations set forth therein, including, among other things, limitations on the period during which the Company and the Buyer may make certain claims for indemnification and limitations on the amounts for which Novozymes may be liable. The Asset Transfer Agreement further provides that the Company and the Buyer will be entitled to offset any indemnifiable losses against any future contingent payments payable to Novozymes.

The Asset Transfer Agreement contains a customary “no-shop” covenant under which Novozymes is not permitted to solicit any alternative acquisition proposals, participate in any negotiations or discussions with any person relating to any alternative acquisition proposal, provide any information to any person in connection with any alternative acquisition proposal, or otherwise cooperate in any way with any effort to do or seek an alternative acquisition proposal.

The Asset Transfer Agreement also contains non-competition and non-solicitation clauses under which Novozymes and its affiliates must not, for five years from the Closing Date, directly or indirectly participate in any activity which involves the commercial application of (a) recombinant transferrin or fragments, mutants and derivatives of recombinant transferrin within specified fields that excludes, so that Novozymes may produce, products for drug delivery, targeting, conjugation, fusion, association, half-life extension, nanoparticles, diagnostics and imaging, and (b) LongR3®IGF-1, Long®EGF, Long®TGF-a or (c) affinity ligands. Additionally, Novozymes and its affiliates must not, for three years from the Closing Date, solicit any former employees of Novozymes Sweden to leave the Buyer’s employment or hire.

The Asset Transfer Agreement provides each party with specified termination rights. The parties may terminate the Asset Transfer Agreement by written mutual assent, due to the material breach of the other parties, or, for Novozymes, in the event that the closing conditions have not been fulfilled by April 30, 2012.

The boards of directors of the Company, the Buyer, Novozymes Denmark and Novozymes Sweden have each approved the Asset Transfer Agreement and the related transactions. The Company and Novozymes currently expect to complete the Transaction in the fourth quarter of 2011. The Company does not anticipate seeking preclearance of its acquisition of the Transferred Business from any antitrust authorities or the applicability to the closing timeline of any antitrust-based statutory waiting periods. The Company’s and Novozymes’ obligations to consummate the Transaction are subject to the satisfaction or waiver of customary closing conditions, including, among others, obtaining the transfer of permits used in the business.

The foregoing description of the Transaction and the Asset Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Transfer Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Asset Transfer Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about the Company or Novozymes. The Asset Transfer Agreement contains warranties and covenants that the Company and the Buyer, on one hand, and Novozymes, on the other hand, made to each other as of specific dates. The assertions embodied in those warranties and covenants were made solely for purposes of the Asset Transfer Agreement between the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Asset Transfer Agreement. Moreover, the warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the parties to the Asset Transfer Agreement rather than establishing matters as facts. Moreover, information concerning the subject matter of the warranties may change after the date of the Asset Transfer Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the warranties as statements of factual information at the time they were made or otherwise.

Supply Agreement Amendment

In connection with entering into the Asset Transfer Agreement, on October 27, 2011, the Company entered into an amendment (the “Amendment”) to the Strategic Supplier Alliance Agreement with GE Healthcare Bio-Sciences AB, a GE Healthcare company (“GEHC”), dated as of January 28, 2010 (the “Supply Agreement”). GEHC sells chromatography products, which incorporate Protein A, to the biopharmaceutical industry for the manufacture of monoclonal antibodies. Pursuant to the terms of the Supply Agreement, the Company manufactures and sells to GEHC and GEHC purchases two forms of GEHC proprietary recombinant Protein A (the “Products”) from the Company. The Amendment amends the term of the Supply Agreement to extend it from its current expiration on January 1, 2015 until December 31, 2021, if the transactions contemplated by the Asset Transfer Agreement are consummated by April 30, 2012.

The Amendment also adds a provision by which the Company and GEHC agree to each use commercially reasonable efforts to define the Company’s internal contingency arrangements to support GEHC’s continuity of supply regarding both (a) the Company and its main operating facility in Waltham, Massachusetts, United States and (b) if the transactions contemplated by the Asset Transfer Agreement are consummated, Novozymes Sweden and its main operating facility in Lund, Sweden.

The foregoing description of the Amendment is qualified in its entirety by reference to the full Amendment, which will be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending December 31, 2011 and is incorporated herein by this reference. The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that it be permitted to redact certain portions of the Amendment. The omitted material will be included in the request for confidential treatment.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that express or implied statements which are not strictly historical statements, including, without limitation, statements regarding the Transaction, the expected timetable for the closing of the Transaction, the performance of Repligen’s and Novozymes’ combined bioprocessing businesses following the closing and future financial performance and position, including projected revenues, plans and objectives for future operations, and plans and objectives for product development, regulatory approval, and product sales constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, failure to receive consents or regulatory approval for the Transaction; the termination of customer contracts prior to the end of their term; the Company’s ability to accurately forecast the the Transaction, related restructuring costs and allocation of the purchase price, goodwill and other intangibles that are acquisition related and other asset adjustments; the impact of foreign currency fluctuations; costs associated with restructuring of certain European operations; costs associated with and consequential to the acquisition and integration of the Transferred Business and benefits realized from the acquisition; risks associated with: the market acceptance of Repligen’s products, Repligen’s uncertainty of product revenues and profits, Repligen’s ability to generate future revenues, Repligen’s ability to raise additional capital, the success of its clinical trials, Repligen’s ability to develop and commercialize products, the Company’s ability to obtain required regulatory approvals, Repligen’s compliance with all Food and Drug Administration and EMEA regulations, Repligen’s ability to obtain, maintain and protect intellectual property rights for its products, the risk of litigation regarding Repligen’s intellectual property rights, Repligen’s limited sales and manufacturing capabilities, Repligen’s dependence on third-party manufacturers and value added resellers, the Company’s ability to hire and retain skilled personnel, the Company’s volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this document or with respect to the announcements described herein except as required by law.

Item 7.01.	Regulation FD Disclosure.

On October 27, 2011, the Company issued a press release announcing it entered into the Asset Transfer Agreement with Novozymes Denmark, Novozymes Sweden and the Buyer. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On October 28, 2011, the Company will hold a conference call to discuss the Transaction. A copy of the management presentation that will be used during the conference call is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided in this Item 7.01 and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Transfer Agreement by and among Repligen Corporation, Repligen Sweden AB, Novozymes Biopharma DK A/S and Novozymes Biopharma Sweden AB, dated October 27, 2011.

99.1	Press Release by Repligen Corporation, dated October 27, 2011.

99.2	Management Presentation Slides, dated October 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Dated: October 28, 2011	By:	/s/ Walter C. Herlihy
Walter C. Herlihy
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Transfer Agreement by and among Repligen Corporation, Repligen Sweden AB, Novozymes Biopharma DK A/S and Novozymes Biopharma Sweden AB, dated October 27, 2011.

99.1	Press Release by Repligen Corporation, dated October 27, 2011.

99.2	Management Presentation Slides, dated October 28, 2011.